Exhibit 10.7

AMENDED AND RESTATED REINSURANCE SERVICES AGREEMENT

THIS AMENDED AND RESTATED REINSURANCE SERVICES AGREEMENT (the “Agreement”) is made as of December 13, 2005 by and between FEDERAL INSURANCE COMPANY, an Indiana corporation (“FEDERAL”), and HARBOR POINT SERVICES, INC., a Delaware corporation (“HARBOR SERVICES” or the “REINSURANCE SERVICE PROVIDER”), and amends and restates in its entirety that certain Reinsurance Services Agreement made as of November 28, 2005 by and between FEDERAL and HARBOR SERVICES.

WITNESSETH

WHEREAS, FEDERAL has requested the REINSURANCE SERVICE PROVIDER to provide certain reinsurance services to it, and the REINSURANCE SERVICE PROVIDER has agreed to assume these responsibilities,

WHEREAS, as of the date hereof, this agreement and the appointment of the REINSURANCE SERVICE PROVIDER has been approved by the Board of Directors of FEDERAL,

NOW THEREFORE, in consideration of the covenants, warranties and mutual agreements herein set forth and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

Section 1.	Appointment and Grant of Authority by FEDERAL to the REINSURANCE SERVICE PROVIDER

Subject to the supervision and approval of the Board of Directors of FEDERAL, which shall retain ultimate responsibility for the functions delegated to the REINSURANCE SERVICE PROVIDER by this Agreement notwithstanding such delegation, FEDERAL hereby appoints the REINSURANCE SERVICE PROVIDER to act as its reinsurance service provider to perform certain reinsurance services on FEDERAL’s behalf with respect to Authorized Reinsurance as hereinafter defined. The REINSURANCE SERVICE PROVIDER accepts such appointment, and agrees to perform such services on FEDERAL’s behalf with respect to the Authorized Reinsurance, in accordance with applicable laws and regulations, the authority statement attached hereto as Exhibits A, B and C, and instructions given by FEDERAL from time to time consistent with the terms of this Agreement.

FEDERAL hereby grants to the REINSURANCE SERVICE PROVIDER the authority to provide certain reinsurance services on FEDERAL’s behalf (“Authority”). This Authority shall be effective as of the closing of the transactions contemplated by the Asset Purchase Agreement, dated as of October 25, 2005, as the same may be amended or modified from time to time, among Harbor Point Limited, HARBOR SERVICES, The Chubb Corporation, FEDERAL and Chubb Re Inc., except with respect to the authority to bind reinsurance or settle claims on behalf of FEDERAL, which such authority shall become effective as to the REINSURANCE SERVICE PROVIDER no earlier than the date on which this Agreement and the REINSURANCE SERVICE PROVIDER’s application to be licensed as a reinsurance intermediary manager for FEDERAL are approved by the Commissioner of the Indiana Department of Insurance. For the avoidance of doubt, this Agreement shall terminate and be of no further force or effect upon the termination of the Asset Purchase Agreement.

This Authority is governed by this Agreement, including but not limited to applicable laws and regulations, the authority statement attached hereto as Exhibits A, B and C, and instructions given by FEDERAL from time to time consistent with the terms of this Agreement. Subject to the supervision and approval of the Board of Directors of FEDERAL, which shall retain ultimate responsibility for the functions delegated to the REINSURANCE SERVICE PROVIDER by this Agreement notwithstanding such delegation, the Authority granted hereby to the REINSURANCE SERVICE PROVIDER shall consist of the following powers and duties:

(a)	To serve as the underwriting office of FEDERAL for all new and renewal assumed reinsurance business (i) classified by FEDERAL as property, aviation, aerospace, marine, energy, terrorism, surety, trade credit, political risk and crop business incepting between November 1, 2005 through December 31, 2006 and retroceded to Harbor Point Re pursuant to the Property and Certain Other Business Quota Share Retrocessional Agreement, signed as of the date hereof, between FEDERAL and Harbor Point Re (the “Property Quota Share Contract”) and (ii) classified by FEDERAL as casualty business incepting between November 1, 2005 through December 31, 2007 and retroceded to Harbor Point Re pursuant to the Casualty Quota Share Retrocessional Contract, signed as of the date hereof, between FEDERAL and Harbor Point Re (the “Casualty Quota Share Contract”). Hereinafter “Quota Share Contracts” shall mean the Property Quota Share Contract and the Casualty Quota Share Contract collectively. The REINSURANCE SERVICE PROVIDER, however, will not bind or commit FEDERAL to any reinsurance except in accordance with applicable laws and regulations, the authority statement attached hereto as Exhibits A, B and C, and instructions given by FEDERAL from time to time consistent with the terms of this Agreement.

(b)	The assumed reinsurance authorized to be bound or committed to under Section 1(a) is hereafter referred to as the “Authorized Reinsurance”.

(c)	To issue and cancel all Authorized Reinsurance contracts of FEDERAL, and with respect thereto to collect premiums and to transmit payment made on behalf of FEDERAL of any related return premiums and, with respect to the Quota Share Contracts, to apply for and deliver to FEDERAL all Letters of Credit, and, with the prior written approval from Federal, to manage all commutations.

(d)	To arrange and negotiate outwards retrocessional purchases inuring to the benefit of all or a portion of the Authorized Reinsurance, provided, however, that binding authority for all such retrocessional purchases shall rest with an officer of FEDERAL unaffiliated with the REINSURANCE SERVICE PROVIDER. FEDERAL and the REINSURANCE SERVICE PROVIDER shall establish written procedures for the submission of such proposed retrocessional purchases to FEDERAL and the binding thereof.

(e)	To bind facultative retrocessions pursuant to obligatory facultative agreements, provided, however, that FEDERAL and the REINSURANCE SERVICE PROVIDER have agreed in writing to underwriting guidelines for such retrocessions, which shall include a list of reinsurers with which the automatic agreements are in effect, and, for each such reinsurer, the coverages and amounts or percentages that may be reinsured, and commission schedules. Such underwriting guidelines may be updated from time to time by FEDERAL and REINSURANCE SERVICE PROVIDER.

(f)	To keep or cause to be kept and maintained, open to inspection and copying by any director, officer or duly authorized agent of FEDERAL at all reasonable times, adequate and correct accounts of the assets, liabilities and all other appropriate business records arising from all Authorized Reinsurance transactions of FEDERAL in a form usable by FEDERAL as set forth in more detail in Section 5 below.

(g)	To file or cause to be filed with the appropriate insurance authorities all reports as may be required by law to be filed by it with respect to all such Authorized Reinsurance transactions.

(h)	To investigate and/or settle claims relating to the Authorized Reinsurance in accordance with the claims administration services requirements attached hereto as Exhibit C, provided, however, that with respect to such claims:

(i)	All requests for commutations will be reported to FEDERAL within thirty (30) days of notice to the REINSURANCE SERVICE PROVIDER;

(ii)	All claims will be reported to FEDERAL and Harbor Point Re in a timely manner, which, absent unusual claim circumstances, shall typically be satisfied by the submission of periodic bordereaux reports hereunder;

(iii)	A copy of the claim file will be sent to FEDERAL at its request or as soon as it becomes known that the claim:

(A)	has the potential to exceed the REINSURANCE SERVICE PROVIDER’s claims settlement authority limit of $2,000,000 per claim or per any aggregation of claims from any single event under an excess of loss treaty, as set by FEDERAL;

(B)	involves a coverage dispute;

(C)	is open for more than six (6) months from the date first reported; provided that any notice required pursuant to Section 1(h)(iii) shall be permitted to be made to FEDERAL as part of the periodic bordereaux reports otherwise required hereunder; or

(D)	is closed by the payment of the amount set forth in Section 1(h)(iii)(A) above, or any higher amount;

(iv)	All claims files will be the joint property of FEDERAL and the REINSURANCE SERVICE PROVIDER; however, upon an order of liquidation of FEDERAL the files shall become the sole property of FEDERAL or its estate; the REINSURANCE SERVICE PROVIDER shall have reasonable access to and the right to copy the files on a timely basis; and

(v)	The settlement or authority granted to the REINSURANCE SERVICE PROVIDER by FEDERAL may be terminated for Cause as defined in Section 6(a)(iii) upon FEDERAL’s written notice to the REINSURANCE SERVICE PROVIDER or upon termination of this Agreement, and FEDERAL may suspend the settlement authority granted to the REINSURANCE SERVICE PROVIDER during the pendency of any dispute regarding the termination of the REINSURANCE SERVICE PROVIDER for Cause under Sections 6(a)(iii), 6(b)(ii) or 6(c)(ii).

(i)	With respect to the Quota Share Contracts, to collect premiums and to transmit payment of any related return premiums, to collect and transmit claim payments owed and to collect and transmit any other monies owed thereunder.

(j)	To undertake such other actions as may be permitted by applicable law and are mutually agreed to in writing by the parties to this Agreement.

Section 2.	Services to be Performed by the REINSURANCE SERVICE PROVIDER

The REINSURANCE SERVICE PROVIDER will, in the name and on behalf of FEDERAL:

(a)	Evaluate, negotiate, rate, underwrite, accept, effect, bind, sign, countersign and issue all contracts of Authorized Reinsurance, including but not limited to: (i) the management and analysis of all commutations (to the extent authorized in writing by FEDERAL); (ii) the application and delivery of all Letters of Credit subject to FEDERAL’s sole right to draw upon such Letters of Credit; and (iii) to collect premiums therefor and pay return premiums thereon.

(b)	Subject to Section 1(h) above, manage all contracts of Authorized Reinsurance until their termination, expiration or final, conclusive, unappealable and binding resolution (including all losses thereunder). The obligations described in this Section 2(b) shall include the settlement, adjustment, arbitration and prompt payment of any accounts or claims relating to Authorized Reinsurance to which FEDERAL shall be a party, and, with respect to such Authorized Reinsurance, to prosecute diligently suits in the courts and collect for the benefit of FEDERAL such sums as may be due it, and defend FEDERAL in suits against it and pay the compensation of attorneys appointed by the REINSURANCE SERVICE PROVIDER.

(c)	All funds collected for FEDERAL’s account pursuant to this Agreement shall be held by the REINSURANCE SERVICE PROVIDER in a fiduciary capacity and shall be immediately deposited into a trust account at a bank that is a qualified United States financial institution as defined in IN ST 27-6-9-11, as amended. Such trust account shall be established and maintained pursuant to a trust agreement naming the REINSURANCE SERVICE PROVIDER as grantor, FEDERAL as the sole beneficiary and the bank as trustee. As described in the trust agreement, the REINSURANCE SERVICE PROVIDER shall be permitted to withdraw monies from the trust account solely for the payment of losses, reinsurance expenses and other disbursements arising with respect to the business of FEDERAL hereunder, and shall account monthly to FEDERAL for all deposits and withdrawals made on its behalf. The REINSURANCE SERVICE PROVIDER may retain no more than three (3) months estimated claims payments and allocated loss adjustment expenses therein.

(d)	With respect to Authorized Reinsurance, collect or transmit payments of balance due to or from the REINSURANCE SERVICE PROVIDER’s clients or customers, and to render accounts and statements as provided in Section 5 below.

(e)	With respect to the Quota Share Contracts, to collect premiums and to transmit payment of any related return premiums, to collect and transmit claim payments owed and to collect and transmit any other monies owed thereunder.

(f)	Unless expressly waived or released by FEDERAL in connection with a termination event pursuant to Section 6(b) below (which waiver or release may be made, in whole or in part, at FEDERAL’s sole discretion), the REINSURANCE SERVICE PROVIDER’S obligations with respect to the management of Authorized Reinsurance bound pursuant to Section 1(a)(i) shall survive the termination or expiration of this Agreement until such time as all contracts of Authorized Reinsurance bound pursuant to Section 1(a)(i) shall have terminated, expired or been brought to final, conclusive, unappealable and binding resolution (including all losses thereunder). Unless expressly waived or released by Federal in connection with a termination event pursuant to Section 6(c) below (which waiver or release may be made, in whole or in part, at FEDERAL’s sole discretion), the REINSURANCE SERVICE PROVIDER’s obligations with respect to the management of Authorized Reinsurance bound pursuant to Section 1(a)(ii) shall survive the termination or expiration of this Agreement until such time as all contracts of Authorized Reinsurance bound pursuant to Section 1(a)(ii) shall have terminated, expired or been brought to final, conclusive, unappealable and binding resolution (including all losses thereunder).

(g)	The REINSURANCE SERVICE PROVIDER shall disclose to FEDERAL any relationship it has with any insurer prior to ceding or assuming any business with such insurer pursuant to this Agreement.

(h)	Within the scope of its actual or apparent authority the acts of the REINSURANCE SERVICE PROVIDER shall be deemed to be the acts of FEDERAL on whose behalf it is acting.

(i)	The REINSURANCE SERVICE PROVIDER will remit all funds due under this Agreement on not less than a monthly basis.

(j)	Arrange and negotiate outwards retrocessional purchases inuring to the benefit of all or a portion of the Authorized Reinsurance, provided, however, that binding authority for all such retrocessional purchases shall be rest with an officer of FEDERAL unaffiliated with the REINSURANCE SERVICE PROVIDER. FEDERAL and the REINSURANCE SERVICE PROVIDER shall establish written procedures for the submission of such proposed retrocessional purchases to FEDERAL and the binding thereof.

Section 3.	Prohibited Actions

The REINSURANCE SERVICE PROVIDER is prohibited from engaging in the following acts:

(a)	Ceding retrocessions on behalf of FEDERAL;

(b)	Committing FEDERAL to participate in reinsurance syndicates;

(c)	Appointing any producer without assuring that the producer is lawfully licensed to transact the type of reinsurance for which he or she is appointed;

(d)	Without prior written approval of FEDERAL, paying or committing FEDERAL to pay a claim (or any aggregation of claims from any single event under an excess of loss treaty) that exceeds $2,000,000;

(e)	Collecting any payment from a retrocessionaire or committing FEDERAL to any claim settlement with a retrocessionaire, without prior approval of FEDERAL. If prior approval is given, a report must be promptly forwarded to FEDERAL by the REINSURANCE SERVIVES PROVIDER;

(f)	Jointly employing an individual who is employed by FEDERAL; or

(g)	Appointing a sub- reinsurance service provider.

Section 4.	Expenses and Reimbursement Payments for the REINSURANCE SERVICE PROVIDER

(a)	FEDERAL shall pay to the REINSURANCE SERVICE PROVIDER for reinsurance services performed pursuant to this Agreement a monthly payment (the “Reimbursement Payment”) which shall consist of an amount necessary to reimburse the REINSURANCE SERVICE PROVIDER for all reasonable expenses and costs incurred in providing the reinsurance services specified in this Agreement; provided, however, that the REINSURANCE SERVICE PROVIDER shall (i) provide a detailed accounting for such expenses and costs at the time of requesting payment; and (ii) provide FEDERAL on a quarterly basis a detailed estimated accounting of such expenses and costs. The amount of reimbursable costs and expenses therein set forth shall be determined by the REINSURANCE SERVICE PROVIDER, but shall be subject to review and approval by FEDERAL or its representatives, provided, that in determining the reasonable costs and expenses incurred in providing the reinsurance services specified in this Agreement, the REINSURANCE SERVICE PROVIDER will not be required or permitted to allocate any internal or indirect expenses associated with the management of the run-off of FEDERAL’s assumed reinsurance incepting prior to December 31, 2005. Notwithstanding the foregoing, REINSURANCE SERVICE PROVIDER shall not be entitled to reimbursement from FEDERAL hereunder for that portion of any expenses and costs for which FEDERAL is entitled to, and has not received, reimbursement under either of the Quota Share Contracts.

(b)	Payment of the Reimbursement Payment shall be due monthly within fifteen (15) days after submission by the REINSURANCE SERVICE PROVIDER to FEDERAL of the statement referred to in Section 4(a)(i) above.

(c)	The REINSURANCE SERVICE PROVIDER shall maintain such records as are necessary to determine the amount of costs and expenses for which it is to be reimbursed under the Agreement. Such records shall be available during normal business hours and upon reasonable notice for review by FEDERAL or its representative(s).

(d)	The amount received by the REINSURANCE SERVICE PROVIDER in such monthly payments during a year shall be adjusted, if necessary, to reflect the final business figures for the year in question, as soon as practicable after such figures are available.

Section 5.	Records, Accounts, Reports and Statements

(a)	For a minimum of ten (10) years after the expiration of each contract of reinsurance transacted by the REINSURANCE SERVICE PROVIDER on behalf of FEDERAL and for such further period as may be required by applicable state law, the REINSURANCE SERVICE PROVIDER agrees to maintain complete records of all business transacted by it for FEDERAL including but not limited to the following reinsurance information with respect to each reinsurance transaction:

(i)	The type of contract, limits, underwriting restrictions, classes or risks, and territory;

(ii)	Period of coverage, including effective and expiration dates, cancellation provisions and notice required of cancellation, and disposition of outstanding reserves and allocated loss adjustment expenses, if any, on covered risks;

(iii)	Reporting and settlement requirements of balances;

(iv)	Rate used to compute the reinsurance premium;

(v)	Names and addresses of reinsurers;

(vi)	Rates of all reinsurance commissions, including the commissions on any retrocessions handled for FEDERAL by the REINSURANCE SERVICE PROVIDER, and all other charges or fees received by, or owing to the REINSURANCE SERVICE PROVIDER;

(vii)	Related correspondence and memoranda, including documentation of economic intent, risk transfer analysis, compliance with Statement of Statutory Accounting Principles 62, and the absence of any reinsurance side agreement that reduces, limits, mitigates or otherwise affects loss under the transaction;

(viii)	Proof of placement;

(ix)	Details regarding any retrocessions handled for FEDERAL by the REINSURANCE SERVICE PROVIDER, including the identity of retrocessionnaires and percentage of each contract assumed or ceded;

(x)	Prepare the reports and information required under Article 9A.1 of the Quota Share Contracts; and

(xi)	Financial records, including premium and loss accounts.

(b)	At least two (2) days prior to the date of the close of FEDERAL’s accounting system each calendar quarter (which date shall be communicated in advance to the REINSURANCE SERVICE PROVIDER), during the term of this Agreement and until the first anniversary of the expiration or termination thereof, the REINSURANCE SERVICE PROVIDER shall provide information to FEDERAL sufficient to permit FEDERAL to accurately reflect the Authorized Reinsurance and the retroceded reinsurance business in the quarterly and annual statements of FEDERAL which FEDERAL is required to file. Such information shall comply with all regulations of and shall supply all information required by the jurisdiction concerned and shall accurately detail all material transactions, including information necessary to support all commissions, charges and other fees received by, or owing to, the REINSURANCE SERVICE PROVIDER.

(c)	At least two (2) days prior to the date of the close of FEDERAL’s accounting system each calendar quarter (which date shall be communicated in advance to the REINSURANCE SERVICE PROVIDER), during the term of this Agreement and until the first anniversary of the expiration or termination thereof, the REINSURANCE SERVICE PROVIDER shall provide information to FEDERAL sufficient to permit FEDERAL’s parent company (the “Parent”) to reflect the financial results of the assumed and retroceded reinsurance in the Parent’s financial statements and reports filed with the United States Securities and Exchange Commission.

(d)	If the Parent reasonably deems necessary, the REINSURANCE SERVICE PROVIDER shall provide the Parent with a SAS 70 report regarding the services provided to FEDERAL hereunder in such form and with such detail as the Parent may reasonably request, provided however, that the reasonable out-of-pocket costs and expenses incurred by the REINSURANCE SERVICE PROVIDER in producing such report shall be reimbursed by the Parent upon request by the REINSURANCE SERVICE PROVIDER.

(e)	The REINSURANCE SERVICE PROVIDER shall also deliver the supplemental information required for regulatory filings as required pursuant to this Section 5 to FEDERAL as soon as practicable after the end of each calendar quarter during the term of this Agreement, but in no event shall the information for the first, second and third quarters of each calendar year, whether in final form for submission to the jurisdiction concerned or not, be submitted later than fifteen (15) days from the end of such quarter, and, in the case of the annual statement, the same shall in no event be submitted later than thirty (30) days after the end of the calendar year, whether or not such information be in final form for submission to the jurisdiction concerned.

(f)	All books and records of FEDERAL maintained by the REINSURANCE SERVICE PROVIDER with respect to the Authorized Reinsurance shall be and remain the property of FEDERAL. During the term of this Agreement, such books and records shall be under the joint control of the REINSURANCE SERVICE PROVIDER and FEDERAL, provided further, that they shall always be available in a form usable by FEDERAL during normal business hours for inspection and copying by FEDERAL or its agent.

(g)	FEDERAL shall periodically (at least semiannually) conduct an on-site review of the underwriting and claims processing operations of the REINSURANCE SERVICE PROVIDER.

(h)	The REINSURANCE SERVICE PROVIDER shall provide information to FEDERAL sufficient to permit FEDERAL and the Parent to accurately cause all necessary regulatory reports and certifications (including, without limitation, the filing of Annual Statements as required by state regulators and the National Association of Insurance Commissioners and the answering of applicable interrogatories and the inclusion of a CEO and CFO attestation) and federal, state and local tax returns with respect to the Authorized Reinsurance business to be filed on behalf of FEDERAL.

(i)	The REINSURANCE SERVICE PROVIDER shall provide FEDERAL annually with a statement of its financial condition prepared by an independent certified public accountant.

(j)	The REINSURANCE SERVICE PROVIDER shall provide FEDERAL, within the time frame reasonably requested by FEDERAL, with any and all additional informational relating to the Authorized Reinsurance or the services provided hereunder as may reasonably be requested by FEDERAL from time to time.

Section 6.	Termination of Agreement

(a)	The underwriting authority of the REINSURANCE SERVICE PROVIDER under Section 1(a)(i) and/or Section 1(a)(ii) shall terminate as follows:

(i)	With respect to underwriting authority under Section 1(a)(i), upon the earliest of (A) December 31, 2006, (B) 90 days following (1) the acquisition or ownership by Harbor Point Limited of a reinsurer licensed to do business in New York, California, Illinois, Florida, Texas and New Jersey and (2) the receipt by such reinsurer of a claims-paying rating of at least A by A.M. Best & Co., (C) at the option of FEDERAL, the termination of the Property Quota Share Contract for any reason, and (D) at the option of FEDERAL, receipt of written notice by the REINSURANCE SERVICE PROVIDER from FEDERAL upon the occurrence of any of the events set forth in Section 6(b).

(ii)	With respect to underwriting authority under Section 1(a)(ii), upon the earliest of (A) December 31, 2007, (B) 90 days following (1) the acquisition or ownership by Harbor Point Limited of a reinsurer licensed to do business in New York, California, Illinois, Florida, Texas and New Jersey and (2) the receipt by such reinsurer of a claims-paying rating of at least A by A.M. Best & Co., (C) at the option of FEDERAL, the termination of the Casualty Quota Share Contract for any reason, and (D) at the option of FEDERAL, receipt of written notice by the REINSURANCE SERVICE PROVIDER from FEDERAL upon the occurrence of any of the events set forth in Section 6(c).

(iii)	By FEDERAL, at its option, for “Cause” at any time upon ten (10) days prior written notice to the REINSURANCE SERVICE PROVIDER, where “Cause” shall mean any of the following circumstances:

(A)	the REINSURANCE SERVICE PROVIDER fails to account for or pay monies due under this Agreement, subject to a cure period of thirty (30) days. Such termination will not become effective if the REINSURANCE SERVICE PROVIDER accounts for and pays all monies due prior to the effective date of the termination;

(B)	the REINSURANCE SERVICE PROVIDER commits a material breach of this Agreement, including but not limited to the authority statement attached hereto as Exhibits A, B and C, and instructions given by FEDERAL from time to time consistent with the terms of this Agreement; provided, that, in the case of a breach capable of remedy to FEDERAL’s reasonable satisfaction, any such breach that is cured within fifteen (15) days of delivery of written notice from FEDERAL to the REINSURANCE SERVICE PROVIDER shall not give rise to a termination rights hereunder;

(C)	during the term of this Agreement, any director, officer or other senior personnel of the REINSURANCE SERVICE PROVIDER’s engages in fraud, dishonesty or any act of moral turpitude or acts of willful misconduct (excluding any action or conduct in which any such individual engages in at the specific request of FEDERAL); or

(D)	without limiting the generality of Section 6(a)(iii)(C), any director, officer or other employee engages in fraud or willful misconduct directed against or directly affecting FEDERAL on any reinsurance and the REINSURANCE SERVICE PROVIDER shall not have terminated or suspended the such director, officer or employee promptly following the discovery thereof;

and FEDERAL may also, at its option, immediately suspend the authority of the REINSURANCE SERVICE PROVIDER to assume or cede business during the pendency of any dispute regarding termination for Cause.

(iv)	By FEDERAL, at its option, in the event that REINSURANCE SERVICE PROVIDER shall at any time:

(A)	become insolvent;

(B)	go into liquidation bankruptcy or receivership whether voluntary or compulsory; or

(C)	if the settlement of balances due hereunder shall be prohibited by Government action or decree.

(b)	In addition to the right to terminate underwriting authority pursuant to Section 6(a) hereof, the other rights and obligations of the REINSURANCE SERVICE PROVIDER under Section 1-2 and 4-5 of this Agreement may be terminated by FEDERAL, at its option, with respect to Authorized Reinsurance bound pursuant to Section 1(a)(i) upon the occurrence of any of the following:

(i)	at any time upon written notice to the REINSURANCE SERVICE PROVIDER in the event that the Property Quota Share Contract is terminated for any of the reasons set forth in Article 4, Section I.A.1-3 of the Property Quota Share Contract;

(ii)	for “Cause” at any time upon ten (10)days prior written notice to the REINSURANCE SERVICE PROVIDER, where “Cause” shall have the meaning ascribed to it in Section 6(a)(iii);

(iii)	In the event that REINSURANCE SERVICE PROVIDER shall at any time:

(A)	become insolvent;

(B)	go into liquidation bankruptcy or receivership whether voluntary or compulsory; or

(C)	if the settlement of balances due hereunder shall be rendered impracticable by Government action or decree.

(c)	In addition to the right to terminate underwriting authority pursuant to Section 6(a) hereof, the other rights and obligations of the REINSURANCE SERVICE PROVIDER under Section 1-2 and 4-5 of this Agreement may be terminated by FEDERAL, at its option, with respect to Authorized Reinsurance bound pursuant to Section 1(a)(ii) upon the occurrence of any of the following:

(i)	at any time upon written notice to the REINSURANCE SERVICE PROVIDER in the event that the Casualty Quota Share Contract is terminated for any of the reasons set forth in Article 4, Section I.A.1-3 of the Casualty Quota Share Contract;

(ii)	for “Cause” at any time upon ten (10) days prior written notice to the REINSURANCE SERVICE PROVIDER, where “Cause” shall have the meaning ascribed to it in Section 6(a)(iii);

(iii)	in the event that REINSURANCE SERVICE shall at any time:

(A)	become insolvent;

(B)	go into liquidation bankruptcy or receivership whether voluntary or compulsory; or

(C)	if the settlement of balances due hereunder be rendered impracticable by Government action or decree.

(d)	Upon termination of rights and obligations of the REINSURANCE SERVICE PROVIDER pursuant to Section 6(b) or 6(c) of this Agreement, the REINSURANCE SERVICE PROVIDER shall, at FEDERAL’s written request, immediately turn over all assets and property of FEDERAL in its possession relating to Authorized Reinsurance bound pursuant to Section 1(a)(i) or Section 1(a)(ii), respectively, to either FEDERAL or to the duly authorized successor of the REINSURANCE SERVICE PROVIDER, and each party shall cooperate with and assist the other in so doing, with expenses thereof shared equitably; provided that, for the avoidance of doubt, the REINSURANCE SERVICE PROVIDER agrees that, upon the termination of all of the obligations of the REINSURANCE SERVICE PROVIDER hereunder, the REINSURANCE SERVICE PROVIDER shall promptly thereafter turn over all assets and property of FEDERAL in its possession to FEDERAL.

After the giving of a termination notice under Section 6(a) (with respect to binding authority under Section 1(a)(i)) or Section 6(b) above, the REINSURANCE SERVICE PROVIDER shall not thereafter contract or bind any new Authorized Reinsurance business on behalf of FEDERAL under Section 1(a)(i), nor extend, renew or increase FEDERAL’s liability on any existing Authorized Reinsurance business bound under Section 1(a)(i), nor, in the event of a termination under Section 6(b), make any disposition of its cash or property relating to such Authorized Reinsurance without written instructions from FEDERAL, except payment of obligations arising from the business in force and outstanding claims. After the giving of a termination notice under Section 6(a) (with respect to binding authority under Section 1(a)(ii)) or Section 6(c) above, the REINSURANCE SERVICE PROVIDER shall not thereafter contract or bind any new Authorized Reinsurance business on behalf of FEDERAL under Section 1(a)(ii), nor extend, renew or increase FEDERAL’s liability on any existing Authorized Reinsurance business bound under Section 1(a)(ii), nor, in the event of a termination under Section 6(c), make any disposition of its cash or property relating to such Authorized Reinsurance without written instructions from FEDERAL, except payment of obligations arising from the business in force and outstanding claims.

Any termination pursuant to this Section 6 shall not prejudice the rights and remedies of either party hereto accruing prior thereto.

Section 7.	Arbitration

As a condition precedent to any cause of action hereunder, any dispute between the parties arising out of or relating to this Agreement which cannot be resolved by compromise, including but not limited to any controversy as to the formation, validity, interpretation, or performance of this Agreement, whether such disputes arise before or after termination of this Agreement, shall be submitted to and finally settled by binding arbitration. Notice requesting arbitration shall be in writing and sent certified or registered mail return receipt requested to the address below mentioned of the other party.

The board of arbitration (the “Board”) shall consist of three arbitrators. The arbitrators shall be attorneys or active or former disinterested officials of insurance or reinsurance companies not employed by or previously employed by or under the control of either party to this Agreement.

One arbitrator shall be appointed by the REINSURANCE SERVICE PROVIDER, and one shall be appointed by FEDERAL. The party demanding arbitration (the “Petitioner”) shall appoint its arbitrator, and the party against which arbitration has been demanded (the “respondent”) shall appoint its arbitrator within 30 days after the appointment of the first arbitrator. A third impartial arbitrator to serve as an umpire shall be chosen by the other two arbitrators within 20 days after the two arbitrators have been appointed. If the two arbitrators cannot agree upon an umpire, each arbitrator shall nominate three persons. Each arbitrator shall then decline two of the nominees of the other arbitrator. The umpire shall then be chosen from the remaining nominees by drawing lots.

If either party fails to choose an arbitrator within 30 days after receiving the written request of the other party, the latter shall choose both arbitrators, who shall then choose the umpire.

The Petitioner shall submit its brief to the Board within 30 days after notice of the selection of the umpire. Upon receipt of the Petitioner’s brief, the Petitioner shall have 20 days to file its rebuttal brief. The Board may extend the time for filing of briefs or revise these procedures at the request of either party.

The Board is relieved from all judicial formalities and may abstain from following the strict rules of law. The Board shall interpret this Contract as an honorable engagement rather than merely a legal obligation and shall make its decision with regard to the customs and usage of the insurance and reinsurance business and with a view to affecting the general purpose of this Agreement rather than in accordance with a literal interpretation of the language, the arbitral award shall be in writing rendered by a majority of the arbitrators and shall be final and binding on the parties.

Unless otherwise mutually agreed between the parties, any arbitration hearing shall take place in Warren, New Jersey, USA. The Board shall determine the hearing procedures.

Each party shall bear the expense of its own arbitrator and witnesses and shall jointly and equally share with the other party the expense of the umpire and of the hearing. The Board may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

Section 8.	Miscellaneous

(a)	Governing Law. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties hereto determined in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

(b)	Assignment. This Agreement may not be delegated, assigned or transferred, in whole or in part, by either of the parties.

(c)	Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed first class; registered mail-return receipt requested, postage and registry fees prepaid or by telex or cable and addressed as follows:

(i)	If to FEDERAL:

Federal Insurance Company

15 Mountain View Road

Warren, New Jersey 07059

Attention: Reinsurance Manager

(ii)	If to the REINSURANCE SERVICE PROVIDER:

Harbor Point Services, Inc.

4 Essex Avenue

Suite 300

Bernardsville, New Jersey 07924

Attention: General Counsel

Address may be changed by notice in writing signed by the addressee.

(d)	Entire Agreement. Except as otherwise expressly provided herein, no provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing, signed by both parties to this Agreement, and each party holding a copy of such writing. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, have been made by either party which are not set forth expressly in this Agreement or in the agreements referred to herein.

(e)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(f)	Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)	Currency. All amounts due to either party hereunder shall be payable in United States currency.

(h)	Confidentiality. Each party acknowledges that it may receive confidential or proprietary information or trade secrets (collectively “Confidential Information”) of the other party. Each party agrees (i) to hold such Confidential Information in confidence and to protect such Confidential Information with at least the same degree of care as it normally exercises to protect its own confidential or proprietary information or trade secrets of a similar nature, (ii) to use such Confidential Information solely for the purpose of performing its obligations under this Agreement, (iii) to reproduce such Confidential Information only to the extent necessary for such purpose, (iv) to restrict disclosure of such Confidential Information to its employees, officers, directors, shareholders, consultants, agents, auditors, actuaries, legal counsel and other external advisors with a need to know for the purposes of performing its obligations under this Agreement and to inform such employees, officers, directors, shareholders, consultants, agents, auditors, actuaries, legal counsel and other external advisors of its confidentiality obligations under this Agreement, and (v) not to disclose such Confidential Information to any third party (including, without limitation, in any public statement or announcement) without the prior written approval of the other party. These restrictions on the use or disclosure of Confidential Information shall not apply to any Confidential Information (i) after it has become generally available to the public without breach of this Agreement, (ii) which is disclosed by a party under legal process (with reasonable prior notice to the other party) provided such disclosure is not protected by a confidentiality agreement or order, or (iii) which a party agrees in writing is free of such restrictions.

(i)	E&O Insurance. No later than ninety (90) days after the effective date of this Agreement, REINSURANCE SERVICE PROVIDER shall obtain errors and omissions insurance in the amount of $5,000,000, from an insurer approved by FEDERAL, and shall maintain such insurance at all times for the duration of this Agreement.

(j)	Hold Harmless.

(i)	The REINSURANCE SERVICE PROVIDER agrees to hold harmless and indemnify FEDERAL, its parent, affiliates, subsidiaries, and their authorized representatives, officers, agents and employees against any and all liability for any judgments, awards, expenses, fines, penalties, attorneys’ fees, or other claims for damages in connection with any suit, complaint, charge, proceeding or action of any kind alleging a violation of any statutory or regulatory provision or otherwise arising out of the performance or nonperformance by the REINSURANCE SERVICE PROVIDER of its duties and responsibilities under this Agreement, unless such performance or nonperformance occurred at the direction of or was caused by FEDERAL. This hold harmless and indemnification includes but is not limited to compensatory damages, regulatory fines and penalties, and extra contractual liability but shall exclude consequential or punitive damages, lost profits and any liabilities to cedents under the contracts of the Authorized Reinsurance written in accordance with the terms of this Agreement.

(ii)	FEDERAL agrees to hold harmless and indemnify the REINSURANCE SERVICE PROVIDER, its parent, affiliates, subsidiaries, and their authorized representatives, officers, agents and employees against any and all liability for any judgments, awards, expenses, fines, penalties, attorneys’ fees, or other claims for damages in connection with any suit, complaint, charge, proceeding or action of any kind alleging a violation of any statutory or regulatory provision or otherwise arising out of the performance or nonperformance by FEDERAL of its duties and responsibilities under this Agreement, unless such performance or nonperformance occurred at the direction of or was caused by the REINSURANCE SERVICE PROVIDER. This hold harmless and indemnification includes but is not limited to compensatory damages, regulatory fines and penalties, and extra contractual liability but shall exclude consequential or punitive damages and lost profits.

(iii)	This Section 8(j) shall survive termination of this Agreement with respect to claims accruing prior to termination of this Agreement.

(k)	FEDERAL Approval. FEDERAL shall, within thirty (30) days after the effective date of this Agreement, designate an officer(s) authorized to grant the approvals on behalf of FEDERAL as set forth herein. FEDERAL may change any such designation by providing written notice thereof to the REINSURANCE SERIVICE PROVIDER.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives the day and year first mentioned above.

FEDERAL INSURANCE COMPANY Through its Chubb & Son Division

Date: 12/13/2005	By:	/s/ Michael O’Reilly
	Name:	Michael O’Reilly
	Title:	Executive Vice President

HARBOR POINT SERVICES, INC.

Date: 12/13/2005	By:	/s/ Wayne Paglieri
	Name:	Wayne Paglieri
	Title:	President